Exhibit 99.1

VENTANA MEDICAL SYSTEMS TO ACQUIRE VISION SYSTEMS LIMITED

FOR US$346 MILLION (A$451 MILLION)

Transaction Creates the Premier Global Supplier of Anatomical Pathology Solutions With One of the Broadest Product Offerings of Both Systems and Reagents for Clinical and Research Customers

Acquisition Anticipated to be Neutral to Ventana on an Adjusted EPS Basis in 2007

and Accretive Thereafter

Vision Systems Managing Director, Dr. James Fox, to Join Ventana’s Board of Directors

Upon Completion of Transaction

Tucson, Arizona, August 14, 2006 – Ventana Medical Systems, Inc. (NASDAQ: VMSI) and Vision Systems Limited (ASX: VSL) today announced that they have signed a Merger Implementation Agreement pursuant to which Ventana will acquire Australian based Vision Systems Limited, a leading developer and manufacturer of instruments and reagents for anatomical pathology and research laboratories worldwide. Under the agreement, Ventana will pay approximately US$346 million in cash (A$2.13 per share) for all the outstanding shares of Vision Systems and retirement of Vision Systems’ convertible debt. The merger agreement has been unanimously approved by the Boards of Directors of both companies.

The combination of Ventana and Vision Systems creates a leading global supplier of solutions spanning the anatomical pathology environment. Vision Systems’ revenues from continuing operations are estimated by analysts to be approximately US$80 million (A$106 million) for the fiscal year ended June 30, 2006, which represents approximately 27% of the estimated combined revenues of the two companies for the last twelve months ended June 30, 2006.

Founded in 1987 and headquartered in Melbourne, Australia, Vision Systems has operations in Australia, the United States and the United Kingdom and operates in two business segments: Vision BioSystems and Invetech. Vision BioSystems is a manufacturer and marketer of automated instruments including the PelorisTM tissue processor and the BondTM-maX advanced staining system, as well as NovocastraTM antibodies and biochemical reagents for biopsy-based detection of cancer and infectious diseases. Invetech, the core product development engine of Vision Systems, is also a provider of research and product development services to diagnostic and life science companies around the globe.

Christopher Gleeson, Ventana President and CEO, said, “The acquisition of Vision Systems is a transformational event for both companies. The combination of our respective instrument technologies and expansion of our reagent development and manufacturing capabilities are very complementary and together with an expanded sales and support infrastructure, the consolidated company has a unique platform for growth. In addition, we will be able to utilize Invetech’s core expertise to accelerate product development across the combined organization. The Ventana team looks forward to working with Vision Systems’ talented employees to achieve continued growth and long-term success in the marketplace by offering anatomical pathology and drug discovery laboratories truly superior product and support solutions on a global basis. We are also equally excited about having Jim Fox join our Board of Directors upon completion of the transaction. Jim brings a wealth of healthcare experience in all areas of R&D, operations and general management.”

“Bringing Vision Systems and Ventana together accelerates both companies’ strategic plans and creates a diagnostics leader with the product offering, infrastructure and financial resources to grow faster and create sustainable stakeholder value beyond what either company could achieve separately,” said Dr. James Fox, Managing Director of Vision Systems Limited. “We are excited about the strength of our combined global organizations and are confident we can achieve great things together.”

Strategic and Financial Benefits of the Transaction

The combined company is expected to:

•	Expand Ventana’s advanced staining product offerings via Vision Systems’ extensive portfolio of NovocastraTM antibodies and reagents as well as the complementary BondTM-maX staining system;

•	Strengthen Ventana’s tissue preparation and primary staining value proposition with the addition of the PelorisTM tissue processor and other complementary products;

•	Improve Ventana’s global commercial infrastructure to better serve its customers;

•	Accelerate Ventana’s product development and revenue growth through an expanded R&D and engineering organization; and

•	Increase Ventana’s profitability through significant revenue and cost avoidance synergies by leveraging the Company’s combined sales, marketing and R&D infrastructure.

Excluding merger-related expenses, the transaction is expected to be neutral to Ventana’s non-GAAP adjusted EPS in 2007 and accretive thereafter (see Appendix A). The acquisition of Vision Systems is expected to help Ventana continue to enjoy attractive revenue growth and profitability over time.

Ventana’s outlook for 2006 remains unchanged excluding any transaction accounting impact. Ventana anticipates providing guidance for any transaction accounting impact and for 2007 in due course.

The transaction, which will be executed by way of a “Scheme of Arrangement,” is subject to regulatory, court, and Vision Systems Limited shareholder approvals, as well as other conditions. Closing is targeted for the fourth quarter of 2006.

Merrill Lynch & Co. is acting as financial advisor and Wilson Sonsini Goodrich & Rosati and Baker & McKenzie are acting as legal counsel to Ventana. Caliburn Partnership Pty Ltd is acting as financial advisor and Minter Ellison is acting as legal counsel to Vision Systems Limited. Merrill Lynch & Co. has provided a financing commitment to complete the acquisition.

Investor Conference Call

Ventana Medical Systems will hold a conference call to discuss this pending transaction at 8:45 a.m. Eastern on Monday, August 14, 2006. The call can be accessed live and will be available for replay over the Internet via: http://phx.corporate-ir.net/phoenix.zhtml?c=79080&p=irol-eventdetails&EventId=1368226. To participate, please dial 888-396-2384 or 617-847-8711 (international), passcode 42657507. For replay, please dial 888-286-8010 or 617-801-6888 (international), passcode 33697457.

About Ventana Medical Systems, Inc.

Ventana Medical Systems develops, manufactures, and markets instrument/reagent systems that automate slide preparation and staining in anatomical pathology and drug discovery laboratories worldwide. Ventana’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds. Visit the Ventana Medical Systems, Inc., website at http://www.ventanamed.com.

Appendix A

Adjusted EPS is defined as GAAP EPS(1) excluding amounts related to the following:

•	Effect of purchase price allocation on assets:

•	Write-off of in-process research and development

•	Amortization of identifiable intangibles

•	Effect of write-up of assets to fair market value

•	Merger-related costs

•	Integration costs

•	Restructuring charges

•	Costs associated with Vision Systems Limited’s on-going litigation

•	Other non-operating charges

(1) GAAP EPS cannot be estimated until after the closing of the transaction when an independent valuation of the assets acquired and liabilities assumed will be performed.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding our business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding our ability to serve clinical and research customers with broad product offerings and expectations regarding the impact of the merger on earnings per share, or EPS, calculations are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to numerous risks and uncertainties which may cause our actual results to differ materially from the statements contained herein. We may not realize anticipated future results, and new products may not be as successful as we expect in terms of customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained under the caption, “Factors Affecting Future Results,” in our most recent quarterly report on Form 10-Q for the quarter ending June 30, 2006, filed with the SEC on July 28, 2006, and available in the investor relations section of our website located at http://www.ventanamed.com and on the SEC’s website at http://www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Contacts:

Ventana Medical Systems Christopher M. Gleeson President and CEO +1-520-229-3787 Nick Malden Chief Financial Officer +1-520-229-3857	Andy Brimmer / James Golden Joele Frank, Wilkinson Brimmer Katcher +1-212-355-4449 ext 121

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